UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, Advanced Micro Devices, Inc. (the “Company”) and Dr. Hector de J. Ruiz, the Company’s Chief Executive Officer, entered into an amended and restated employment agreement (the “2007 Agreement”) which amends and restates the employment agreement between the Company and Dr. Ruiz, dated as of January 31, 2002, as amended on January 1, 2005, October 27, 2005 and December 16, 2006 (the “Original Employment Agreement”). The primary purpose of the 2007 Agreement is to ensure that certain payments to be made under the Original Employment Agreement will be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2007 Agreement updates the Original Employment Agreement to reflect Dr. Ruiz’s current annual base salary of $1,124,000 and to reflect that Dr. Ruiz’s annual bonus opportunity and any awards made pursuant to the 2005 AMD Long Term Incentive Plan (the “LTIP”) are limited to an aggregate maximum of $10 million per fiscal year, as provided under the terms of the LTIP. Further, the 2007 Agreement clarifies that the acceleration of vesting provisions under the Original Employment Agreement will apply to all forms of equity compensation awards other than performance vesting awards.

Under the 2007 Agreement, Dr. Ruiz may elect to have his annual Retirement Benefit (as defined in the 2007 Agreement) be paid in a single lump sum payment, as long as Dr. Ruiz makes such election on or before December 31, 2007.

Under the 2007 Agreement, if Dr. Ruiz is deemed to be a “specified employee” for purposes of Section 409A at the date of termination of employment with the Company, termination benefits will not be made by the Company prior to the earlier of six months after the date of termination or the date of Dr. Ruiz’s death. The Company has also agreed to cooperate to ensure Dr. Ruiz’s benefits under the 2007 Agreement will be exempt from or will comply with the requirements of Section 409A to the extent applicable.

A copy of the 2007 Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the 2007 Agreement is qualified in its entirety by reference to the full text of the agreement.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Advanced Micro Devices, Inc. and Hector de J. Ruiz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry Wolin
	Name:	Harry Wolin
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Advanced Micro Devices, Inc. and Hector de J. Ruiz.